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                                                                    Exhibit 23.1

                                   SCHEDULE II

                 IDEC PHARMACEUTICALS CORPORATION AND SUBSIDIARY

                        VALUATION AND QUALIFYING ACCOUNTS
                                 (In thousands)

                  Years Ended December 31, 1998, 1997 and 1996


                                                      Additions
                                       ----------------------------------
                                        Balance    Charged to   Charged to                   Balance
                                       beginning    costs and     other                       at End
Description                             of year     expenses     accounts     Deductions      of Year
-----------                            ---------   ----------   ----------    ----------     --------
Year ended December 31, 1998
    Inventory reserve                   $ 2,082      $ 3,402      $    --       $(3,630)      $ 1,854
    Allowance for contract revenue
       receivables                           51          724           --            --           775
                                        -------      -------      -------       -------       -------
                                        $ 2,133      $ 4,126      $    --       $(3,630)      $ 2,629
                                        =======      =======      =======       =======       =======

Year ended December 31, 1997
    Inventory reserve                   $    --      $ 2,082      $    --       $    --       $ 2,082
    Allowance for contract revenue
       receivables                        1,681           --           --        (1,630)           51
                                        -------      -------      -------       -------       -------
                                        $ 1,681      $ 2,082      $    --       $(1,630)      $ 2,133
                                        =======      =======      =======       =======       =======

Year ended December 31, 1996
    Allowance for contract revenue
       receivables                      $   658      $    --      $ 1,423       $  (400)      $ 1,681
                                        -------      -------      -------       -------       -------
                                        $   658      $    --      $ 1,423       $  (400)      $ 1,681
                                        =======      =======      =======       =======       =======
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